Exhibit 3.21.4

AMENDMENT TO AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF ET SUB-PENNSBURG MANOR LIMITED PARTNERSHIP, L.L.P.

THIS AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (“Amendment”) is entered into as of the 5th day of February, 2004 by ELDERTRUST OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership (the “Limited Partner”) and ET PENNSBURG FINANCE, L.L.C. (the “General Partner,” and together with the Limited Partner, the “Partners”).

W I T N E S S E T H :

WHEREAS, ET SUB-PENNSBURG MANOR LIMITED PARTNERSHIP, L.L.P., a Delaware limited partnership (the “LP”), was formed pursuant to that certain Certificate of Limited Partnership dated as of January 16, 1998, filed with the Virginia State Corporation Commission (the “Commission”) on January 20, 1998, as amended, the Statement of Registration as a limited liability partnership relating to the LP filed with the Commission, and that certain Agreement of Limited Partnership of ET Sub-Pennsburg Manor Limited Partnership, L.L.P., dated as if January 30, 1998, between ET GENPAR, L.L.C. and the LP, as amended and restated by the Amended and Restated Agreement of Limited Partnership of ET Sub-Pennsburg Manor Limited Partnership, L.L.P., dated as of November 24, 1999, entered into by and between the Limited Partner and the General Partner (the “Agreement”); and

WHEREAS, the Partners desire to amend the Agreement pursuant to Section 23 thereof.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1. Section 2 of the Agreement hereby is deleted in its entirety and, in lieu thereof, is inserted the following: “The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited partnerships may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.”

2. Except as amended herein, the Agreement is hereby confirmed and shall remain in full force and effect.

3. All defined terms used in this Amendment shall have the meanings given them in the Agreement, unless otherwise defined in this Amendment.

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IN WITNESS WHEREOF, the undersigned has executed this Amendment, or has caused this Amendment to be executed, as of the date first written above.

ET PENNSUBRG FINANCE, L.L.C.

By:	ELDERTRUST OPERATING LIMITED
PARTNERSHIP, its sole member

By:	ELDERTRUST, its general partner

	By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Secretary

ELDERTRUST OPERATING LIMITED PARTNERSHIP

By:	ELDERTRUST, its general partner

	By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Secretary